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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 26, 2002

                                  Advanta Corp.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-14120                 23-1462070
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(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


         Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                     19477
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code    (215) 657-4000


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

On November 26, 2002, Advanta Corp. (the "Company" or "Advanta") announced that it expects its 2003 fiscal year operating earnings from continuing business segments to be between $1.30 and $1.50 per diluted share. Consistent with prior periods, this amount includes earnings from the business card operation and the operating expenses of the venture capital unit and excludes gains and losses on the venture capital portfolio and results of discontinued operations. During 2003, managed receivables are expected to grow 15% to 20%.

"In 2003, we expect to continue to grow prudently and further shift the portfolio toward higher credit quality customers," said Chairman and CEO Dennis Alter. "We continue to emphasize solidity and long term profitability in a difficult economy, over short term benefit. It is a strategy that we believe will enable the Company to flourish when the environment improves."

Advanta management held a conference call, publicly announced in its press release dated November 19, 2002, at 9:00 a.m. Eastern time. The call was broadcast for the public simultaneously over the Internet through www.advanta.com or www.vcall.com. Replays of the call are available on the Vcall site for 30 days from the date of the call.

During the conference call, management indicated the following:

- Management believes full year 2002 earnings will be in the range of the Company's revised estimate that was disclosed in October, and probably at the lower end of that range. Management currently expects fourth quarter 2002 risk adjusted revenues to be in-line with those of the third quarter, and expects declines in net interest margin associated with the success in acquiring higher credit quality customers and modestly lower merchandise volume associated with the soft economy offset by improved charge-offs for the quarter.

- Management reviewed the Business Card profit model for 2003, indicating that revenues net of interest expense are anticipated to be between 18% and 20% of average managed receivables. For 2003, management anticipates net credit losses will be between 7.7% and 8.7% of average managed receivables. For 2003, management also anticipates risk adjusted revenues will be between 10.5% and 11.5% of average managed receivables and operating expenses are expected to be between 8.25% and 8.75% of average managed receivables. Management indicated that the full year 2003 guidance reflects $6 million to $8 million, or 25 to 30 basis points of average managed receivables, of additional provisions to the allowance for loan losses above projected charge-offs. Management expects an effective tax rate of 38.5% for 2003. Management expects these profit model components to result in an after tax return on average managed receivables of between 1.3% and 1.5%. Management also expects that continued growth in receivables will result in improvements in future returns.

- Management indicated that the coincident loss rate for 2003 is expected to improve 10 to 110 basis points over the full year expected net credit loss rate for 2002. Management also anticipates the coincident loss rate will be higher in the first half of 2003 than the second half of 2003 as a result of two factors (1) January charge-offs are expected to be higher due to seasonality, timing of recoveries and higher delinquencies expected to charge-off in January and (2) the



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      overall seasonality of charge-offs and bankruptcies. In addition, management indicated that net credit losses on a 12 month lagged basis for 2003 are expected to improve 10 to 30 basis points over the anticipated 12 month lagged loss rate for 2002. Management discussed a target for average losses on newly originated accounts of between 4% and 5% over a five year period.

- Management indicated that earnings per share in the first half of 2003 are expected to be lower than the first half of 2002 and higher in the second half of 2003 than the second half of 2002 as a result of higher anticipated charge-offs in the first half of 2003 and expectations for relatively flat operating expense dollars on a quarterly basis.

Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances including retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company;
(9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) revisions to estimated charges associated with the discontinued operations of our mortgage and leasing businesses; and
(14) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

      99.1  Press Release dated November 26, 2002.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Advanta Corp.
                                           -----------------------------
                                           (Registrant)


Date: November 26, 2002
                                           By: /s/ Elizabeth H. Mai
                                               --------------------
                                               Elizabeth H. Mai
                                               Senior Vice President,
                                               Secretary and General Counsel


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                                  EXHIBIT INDEX

Exhibit      Description                                 Method of Filing
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
99.1         Press Release, dated November 26, 2002      Filed Electronically Herewith